UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, DC  20549


                            FORM 8-K

                         CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


 Date of Report (Date of earliest event reported)  November 19, 2008


                     ORBIT E-COMMERCE, INC.
     (Exact name of registrant as specified in its charter)

                Commission file number 001-03323


Nevada                                                    91-1978600
(State or other jurisdiction                        (I.R.S. Employer
of incorporation)                                Identification No.)


14845 Yonge Street
Aurora, Ontario, Canada                                   L4G 6H8
(Address of principal                                   (Zip Code)
executive offices)


Registrant's  telephone number, including area code: (905) 751-1499

                         Not applicable
  (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General
Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

     On November 19, 2008, Orbit E-Commerce, Inc. (the
"Company") issued a press release announcing the termination of the previously reported acquisition of NexTube Broadcasting Inc.
("NexTube").

     As previously announced in a news release on September 18, 2008, the Company had agreed in principle to acquire all outstanding stock of NexTube, a private Toronto company. NexTube is a company recently organized by Douglas Lloyd, President and CEO of the Company, incorporated solely for the purpose of funding an Internet Protocol Television business. NexTube had engaged D&D Securities Company ("D&D Securities") to raise up to $5.0 million (Cdn) on a best efforts basis. D&D Securities has recently advised NexTube that it will not proceed with the financing transaction.

     As stated in the press release, in view of the current market situation and specifically the Company's lack of funding and any prospects for funding, it appears that Management will cease all further activities of the Company.

     A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

     The Company was recently notified by FINRA that it was conducting a review of trading in the Company's common stock surrounding the news release issued on September 18, 2008. D&D
Securities was also notified of such review by FINRA.


Item 9.01  Financial Statements and Exhibits.

Exhibits:

     99.1 Press Release dated November 19, 2008

                           SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   ORBIT E-COMMERCE, INC.
                                   (Registrant)


Dated:    November 20, 2008        By:  /s/ Douglas C. Lloyd
                                   Name:    Douglas C. Lloyd
                                   Title:   President   and   Chief
                                            Executive Officer